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                                                                    EXHIBIT 21.1

                             SUBSIDIARIES OF COMPANY

                        COMPANY
                        -------
Kabushiki Kaisha Photon Dynamics                                     Japan            100%
Photon Dynamics Korea, Inc.                                          Korea            100%
CR Technology, Inc.                                                  United States    100%
Photon Dynamics Canada, Inc., formerly known as Image
Processing Systems, Inc.                                             Canada           100%
Intelligent Reasoning Systems, Inc.                                  United States    100%
Akcron Corporation, Ltd.                                             Korea            100%
Photon Dynamics International Trading (Shanghai) Co., Ltd.           China            100%
Photon Dynamics Technology (Beijing) Co., Ltd.                       China            100%
Intelligent Reasoning Systems Intl KK                                Korea            100%
Photon Dynamics Nova Scotia Company                                  Canada           100%

The subsidiaries listed are all included in the consolidated financial statements of the Company.